NEW ENERGY

     This Agreement dated effective as of the 16th day of January, 1996, is between New Energy Company of Indiana Limited Partnership ("Buyer") and Frick Services, Inc. ("Seller"). Seller is in the business of selling corn ("Product"). Seller desires to sell to Buyer and Buyer desires to purchase from Seller all of the Product required by Buyer in order to operate its ethanol production facility located in South Bend, Indiana ("Plant") during the Term of this Agreement.

     In consideration of the mutual covenants herein contained and other good and Valuable consideration, the receipt, adequacy and sufficiency of which are acknowledged, Seller and Buyer agree as follows:

     1. Term. The term of this Agreement shall commence on the effective date of this Agreement and end on December 31, 1997 (the "Term") except as provided in
Section 2.B.

     2. Price. The price for Product purchased shall be determined pursuant to the terms of this section. Without the express written consent of Seller, Buyer will not flat price more than _______ bushels of Product.

     A. 1996 Calendar Year. Buyer, in accordance with the terms of this agreement, shall purchase Product pursuant to Option A or Option B for the 1996 calendar year. Buyer shall select Option A or Option B at the time this Agreement is executed by initialling next to the option selected.

Price Option A:

                    BASIS PRICE                          DELIVERY PERIOD
                    -----------                          ---------------
                                                         January 1996
                                                         February 1996
                                                         March 1996
                                                         April 1996
                                                         May 1996
                                                         June 1996
                                                         July 1996
                                                         August 1996
                                                         September 1996
                                                         October 1996
                                                         November 1996
                                                         December 1996

     The final price per bushel of Product purchased will be determined through the following procedure the ("Pricing Procedure"):

     A.1. From time to time, Buyer will provide Seller with telephonic instructions to place an order for the purchase of a specified quantity or quantities of Product at a specified price or prices at the Chicago Board of Trade. Seller will immediately confirm the instruction in writing via facsimile.

     A.2. Seller will place, at the Chicago Board of Trade, an order in Seller's name in accordance with the instructions provided by Buyer.

     A.3. If the order placed by Seller is filled, the final price or prices for the quantity or quantities for which the order is filled will be equal to the price at which the order is filled plus the applicable Basis Price additament set forth above for the month of delivery.

     A.4. If the order is not filled, Seller will so notify Buyer as promptly as possible. If delivery is required for a day and no Product has previously been priced pursuant to the foregoing procedure, the price will be the closing futures price for the month for which the Basis Price is quoted at the close of the Chicago Board of Trade on the day of delivery, plus the applicable Basis Price.

     The price per bushel must be established for all Product or the Basis Price spread to another option month on or before the first delivery day of the option month the Basis Price is quoted against. Buyer may spread any of the Basis Priced corn, prior to final pricing, to another option month in which corn is traded. Buyer will notify Seller by phone and confirm in writing the spread order to be placed on Buyer's behalf. Seller will notify Buyer in writing if the spread order is filled and the Basis Price will be adjusted accordingly. If the spread order can not be filled, the Basis Price quoted in Option A will remain in effect. Buyer will pay an additional ____ per bushel for all spread transactions which are filled.

     Option B. Buyer may purchase from Seller its Product requirements for calendar year 1996 at a fixed Basis Price equal to __________ for the period of _____________________________ and _____________ for the period ________________.
The final price for Product delivered will be established through the Pricing

Procedure except the Basis Price will be ____________ as applicable.

     The price per bushel must be established for all Product or the Basis Price spread to another option month on or before the first delivery day of the option month the Basis Price is quoted against. Buyer may spread any of the Basis Priced corn, prior to final pricing, to another option month in which corn is traded. Buyer will notify Seller by phone and confirm in writing the spread order to be placed on Buyer's behalf. Seller will notify Buyer in writing if the spread order is filled and the Basis Price will be adjusted accordingly. If the spread order can not be filled, the Basis Price quoted in Option B will remain in effect. Buyer will pay an additional ________________ bushel for all spread transactions which are filled.

     B. 1997 Calendar Year. Buyer and Seller agree that Buyer has the option to purchase Product for calendar year 1997 pursuant to the terms of this subsection "B". Between October 1, 1996 and December 1, 1996, Buyer and Seller will attempt to agree on a Basis Price or Basis Prices to be applied to futures to establish final pricing for Buyer's Product requirements during the calendar year 1997. The final price for Product delivered by Seller to Buyer will then be established pursuant to the procedures set forth in Price Option A beginning with subsection A.1. Buyer and Seller will memorialize the agreed to Basis Price or Basis Prices and applicable futures contracts at the time the agreement is reached. No orders may be placed under subsection A.1. for calendar year 1997 until Buyer and Seller agree on a Basis Price or Basis Prices. This Agreement will terminate on December 31, 1996 if Buyer and Seller are unable to reach an agreement on the relevant Basis Price or Basis Prices to be applied to futures to establish final pricing for Buyer's 1997 Product requirements.

         3. Quality. Product shall be 2YC with a test weight of 54 lbs. per bushel, with no more than 15% moisture content, 5% damaged, no more than 3% foreign material, and no more than 2/10ths of a percent heat damage. If all or any part of the Product fails to meet these specifications, Buyer shall be entitled to a discount on the price per bushel as set forth in Appendix A. Buyer shall provide Seller with grade certificates for any product upon which Buyer claims entitlement to a discount.

         4. Quantity and Delivery. Buyer shall purchase and receive from Seller, and Seller shall deliver to Buyer, all of Buyer's requirements for Product during the Term, except as provided in Paragraph 7 hereof. Buyer shall purchase from Seller a minimum quantity of ___________________ during each year of the Term (the "Yearly Minimum Requirements"). Buyer projects Buyer will require the monthly amounts designated in Appendix B during calendar years 1996 and 1997 (the "Monthly Projections").

     The quantity of Product delivered to Buyer in a given month which is more than the Monthly Projections shall hereafter be referred to as the "Overfill Amount." The quantity of Product delivered to Buyer for a given month which is less than the Monthly Projections shall hereafter be referred to as the "Underfill

Amount." The Underfill Amount may accumulate from month to month, and such accumulated Underfill Amount shall hereafter be referred to as the "Cumulative Underfill Amount." The Overfill Amount may accumulate from month to month, and such accumulated Overfill Amount shall hereafter be referred to as the "Cumulative Overfill Amount." The amount by which the Cumulative Underfill Amount exceeds any Cumulative Overfill Amount will hereafter be referred to as the "Net Cumulative Underfill Amount." The amount by which the Cumulative Overfill Amount exceeds any Cumulative Underfill Amount will hereafter be referred to as the "Net Cumulative Overfill Amount." Underfill amounts for which final prices have been established pursuant to the Pricing Procedure shall hereafter be referred to as "Final Priced Underfill Amounts." Underfill Amounts for which final prices have not been established pursuant to the Pricing Procedure shall hereafter be referred to as "Unpriced Underfill Amounts."

     If the Net Cumulative Underfill Amount exceeds _________bushels at the end of any month, all bushels in excess of ___________ bushels ("Excess Bushels") will be cancelled from this Agreement. If some of the Excess Bushels to be cancelled are Final Priced Underfill Amounts and some of the Excess Bushels are Unpriced Underfill Amounts, the Final Priced Underfill Amounts will be cancelled prior to cancelling Unpriced Underfill Amounts.

     If, based on the Cancellation Calculations, the disposition of Excess Bushels cancelled from this Agreement results in a net gain to Seller, Seller shall pay Buyer an amount equal to such net gain.

If, based on the Cancellation Calculations, the disposition of Excess Bushels cancelled from this Agreement results in a net loss to Seller, Buyer shall pay Seller an amount equal to such net loss.

     The "Cancellation Calculations" shall be the sum of factors "a", "b" and "c" below, any of which may be a negative number:

     a. If the Excess Bushels to be cancelled from this Agreement are part of Final Priced Underfill Amounts (and Buyer does not elect to utilize the underlying futures contracts acquired by Seller as provided below), factor "a" shall be an amount equal to the number of Excess Bushels cancelled from this Agreement multiplied by the difference between:

        1. The Futures Price for the month used to establish the final price in accordance with the Pricing Procedure, and

        2. The Futures Price quoted at the Chicago Board of Trade for the futures month used in the Pricing Procedure as of the date the Excess Bushels are cancelled from this Agreement.

     b. Factor "b" will be an amount equal to the number of Excess Bushels cancelled from this Agreement multiplied by the difference between:

        1. Seller's cash basis purchase price per bushel for Product delivered to Buyer, and

        2. The cash basis purchase price per bushel for product to be delivered F.O.B. to Bremen, Indiana, calculated based on F.O.B. origin Columbus, Ohio for CSX 65 car trains less the freight adjustment for Bremen, and less an elevation charge of ______ per bushel.

     c. Factor "c" will be an amount equal to the number of Excess Bushels cancelled from this Agreement multiplied by the difference between:

        1. The freight cost per bushel for product delivered to Buyer, and

        2. The actual freight cost per bushel for product delivered to Bremen, Indiana.

     With respect to Final Priced Underfill Amounts to be cancelled, Buyer may, at its option, utilize the futures contracts acquired by Seller pursuant to Paragraph 2.A.2. for delivery of Product in a later month. The final price of any such Product delivered in the later month or months will be the utilized futures contract price plus the basis price additament applicable for the month in which the Product is actually delivered plus, if applicable, any spread charges. Subsection "a" of the Cancellation Calculations will not be utilized as part of the Cancellation Calculations if Buyer utilizes the futures acquired by Seller. However, Subsection "b" and "c" of the Cancellation Calculations will still be utilized when Final Priced Underfill Amounts are cancelled from this Agreement, and Buyer utilizes the underlying futures contracts.

     On or before August 31 of each year of the Term, Buyer will deliver to Seller a written statement projecting Buyer's requirements for Product for each month from the date of the statement to the end of the calendar year ("Revised Monthly Projections"). The parties will then project the Net Cumulative Overfill Amount or Net Cumulative Underfill Amount as of September 30 and December 31 of the year. The Net Cumulative Overfill Amount and Net Cumulative Underfill Amount projections will be determined by comparing the Revised Monthly Projections with the Monthly Projections for the same periods. If the analysis results in a Net Cumulative Underfill Amount for September 30 and/or December 31, Buyer shall have the option of selling, or deferring delivery until the next delivery period, up to _______ bushels of the Net Cumulative
Underfill Amount. All of the Net Cumulative Underfill Amount in excess of ________ bushels shall be cancelled from this Agreement with compensation to be determined through the Cancellation Calculations. If the analysis results in a Net Cumulative Overfill Amount for September 30 and/or December 31, Buyer and Seller will agree upon a new Basis Price additament for the September 30 and/or December 31 Net Cumulative Overfill Amount. The final price of Overfill Amounts delivered in September and December shall be determined by utilizing the new Basis Price additament as part of the Pricing Procedure. Bushels of Product delivered in September and December up to the Monthly Projections shall be priced according to the Pricing Procedure.

     Seller shall deliver Product:

          a. In quantities required to maintain an adequate supply of Product in order to support the efficient operation of the Plant 24 hours a day, 365 days per year, and

          b. At times so that Product can be unloaded as provided in this Agreement. In order to maintain an adequate supply of Product, Seller shall deliver Product to Buyer on each Monday through Friday. (except for holidays observed by Buyer's administrative personnel which are recognized as national holidays) (a "Business Day") and on Saturday. Buyer and Seller agree that either party has the right to request delivery of Product on Sundays if the same is necessary to ensure an adequate supply of Product at the Plant.

     Deliveries will be made in such a manner that as of 6:00 p.m., South Bend time, the following minimum number of bushels of Product will be in the storage bin at Buyer's Plant (hereinafter referred to as the "Minimum Quantity,):

                             Monday   ______ bushels
                             Tuesday  ______ bushels
                             Wednesday______ bushels
                             Thursday ______ bushels
                             Friday   ______ bushels
                             Saturday ______ bushels

     If sufficient quantities of the Product is not delivered on any Monday, Tuesday or Wednesday so that the Minimum Quantity on a given Monday, Tuesday or Wednesday is less than the relevant amount set forth above, Seller shall not be in default of this Agreement provided Seller delivers sufficient Product to Buyer to meet not less than ________________ of the Minimum Quantity required on the day following the day of the insufficiency. If the insufficiency takes place on a Thursday, Seller agrees that it shall deliver to Buyer on Friday sufficient Product in order that the quantity of Product in Buyer's storage bins shall be _______ bushels. Buyer agrees that in the event delivery must take place on Friday due to an insufficiency on a Thursday, Buyer shall accept delivery of Product until ________ bushels are in its storage bin at the Plant.

     Not later than 3:00 p.m. South Bend time on every Business Day, Buyer shall inform Seller by facsimile of the minimum number of bushels required by Buyer and the maximum number of bushels which Buyer can accept on the next Business Day.

     Buyer represents and warrants that it has the ability to receive and unload Product at the rate of ___________ rail cars per hour or ___________ trucks per hour ("Delivery Rate"). If Buyer is unable to take delivery at the Delivery Rate, Buyer will reimburse Seller for the costs incurred by Seller, if any, due to Buyer's inability to receive Product at the Delivery Rate. Seller shall not cause to be delivered to Buyer more than __________ rail cars per hour or ____________ trucks per hour of Product during each Business Day, and shall deliver Product so that it can be received, tested and unloaded in accordance with the provisions of Paragraph 9 of this Agreement. On any day in which Product is delivered, Seller shall not deliver to Buyer more Product than Buyer has the capacity to store on-site unless the amount delivered does not exceed the maximum amount which Buyer notified Seller that Buyer could accept. Seller will use its best efforts to meet Buyer's reasonable requests with respect to increasing or decreasing the amount of Product to be delivered on any given day.

     5. Testing. The quantity and quality of Product delivered by truck shall be inspected by Buyer. _________________________________________________________
_______________________________________________________________________________
____________________________________________________________________________
_______________________________________________________. Payment will be made by Seller to Buyer in the form of a credit to be applied by Buyer against amounts due Seller from Buyer. Buyer will deliver to Seller invoices marked "Paid In Full" for the inspection and testing charges. First official grades and first certified weights will govern on all in-bound rail receipts.

     6. Payment. Buyer will wire transfer to a bank account designated by Seller payment for all Product unloaded by Buyer which meets contract specifications.
______________________________________________________________________________
_________________________________________________________________________
____________________________________________________. Buyer will provide Seller, in a timely fashion, with copies of truck scale tickets during the day of unload. For rail deliveries, Seller will provide Buyer with copies of proper bills of lading for any Product which is delivered but not yet unloaded or tested for which Seller is seeking _____________ prior to testing. Prior to receiving _______________ Seller will also provide Buyer with origin certified grade certificates and the original bills of lading. Weights will be verified either by Buyer upon unloading or through certified origin weight certificates.

     All payments under this Agreement will be wired by noon on the Business Day following the day Product is delivered or the amount owed is established, provided, however, that if: (i) Product first arrives at Buyer's Plant after 4:00 p.m., South Bend time and/or (ii) Product is delivered to Buyer on a non-Business Day other than Saturday; then such Product will be deemed to have been delivered on the Business Day following the day the Product is actually delivered and payment will be made by wire transfer by noon on the Business Day following the deemed Business Day.

     If payment for Product is due on a non-Business Day or a bank holiday, payment for such Product shall be made by Buyer to Seller by noon on the next Business Day or day federal wire transfers can be made, which ever day is earlier.

     7. Suspension of Deliveries and Force Majeure. Seller shall not suspend delivery of Product to Buyer for any reason except for Buyer's failure to make payment for Product as provided in this Agreement, Buyer's failure to provide adequate assurance of payment for future deliveries, or the occurrence of an Extraordinary Event. Also, Seller shall not suspend delivery of Product for Buyer's failure to make payment for Product unless Seller first notifies Buyer that payment has not been received and Buyer fails to remit such missed payment or payments by noon on the day following the day Seller provided the notice of nonpayment. Should Buyer fail to make payment as provided above, Seller may exercise its rights to assure payment (as provided in paragraph 10 hereof) and may suspend delivery of Product until it receives adequate assurance of payment for future deliveries. In the event Buyer fails to provide such adequate assurance to Seller within two (2) Business Days, then Seller may avail itself of any remedies provided by law. For purposes of this Agreement, "adequate assurance,, shall be defined as obtaining one or more letters of credit in the same amounts as the letters of credit existing at the time delivery was suspended, minus any amounts which may still be drawn under the letters of credit existing at the time delivery was suspended. If Seller wrongfully suspends delivery of Product, Buyer's remedy shall be to obtain replacement product from a source Buyer deems appropriate, in quantities which Buyer deems appropriate, and at a price Buyer deems appropriate and recover from Seller the difference between:

          a. The price Buyer paid for Product plus any other incidental costs incurred in obtaining Product, and

          b. The price which Buyer would have paid Seller had Seller delivered Product as required under this Agreement.

     Deliveries may be suspended temporarily due to acts of God, insurrections, strikes, lock outs, or other extraordinary events beyond Buyer's and Seller's control (such events, whether applicable to Seller and/or Buyer are hereinafter referred to as "Extraordinary Events"). However, should an Extraordinary Event arise, Buyer and Seller will use their best efforts to maintain deliveries of Product to Buyer. Seller or Buyer shall immediately notify the other by telephone, to be confirmed in writing, as soon as either learns of the possibility that an Extraordinary Event may arise or has arisen.

     If deliveries are suspended due to the occurrence of an Extraordinary Event, Excess Bushels shall be cancelled from the contract with compensation calculated pursuant to the Cancellation Calculations. However, if Seller is unable to deliver Product but Buyer is able to obtain deliveries from another source, Seller shall pay compensation to Buyer in an amount equal to the difference between the price of Product as determined through the Pricing Procedure and the amount paid by Buyer for the replacement Product.

     8. Title and Risk of Loss. Title to and risk of loss or damage to, any Product shall pass from Seller to Buyer upon unloading of Product at Buyer's Plant if delivery is by truck or upon constructive or actual placement at Buyer's Plant if delivery is by rail. Seller shall be deemed to be in exclusive control and possession of Product, responsible for any loss thereof, damage to property or injury to persons caused thereby, until title to Product passes to Buyer, and Buyer shall be deemed to be in exclusive control and possession, responsible for such Product and any loss thereof, damage to property or injury to person caused thereby, after title has passed to Buyer.

     9. Receiving of Product by Truck and by Rail. The normal receiving testing and unloading hours for the delivery of Product by truck and/or rail shall be from 7:00 a.m. to 4:00 p.m. Monday through Friday, and 7:00 a.m. to 3:00 p.m. Saturday, South Bend time. At Seller's option, Seller may request that Buyer extend normal hours for truck unloading to 6:00 p.m. South Bend time. In addition, Seller may, if requested under paragraph 4 hereof, schedule Sunday delivery from 12:00 p.m. to 4:00 p.m. Buyer shall unload __________ rail cars of corn per hour if the cars have been actually placed at the plant by 8:00 a.m. This unload rate will be prorated if placement is commenced after 8:00 a.m.

     10. Letter of Credit. Buyer will, at its expense, purchase an irrevocable standby letter of credit in the form of Appendix C attached hereto ("Letter of Credit"), for the benefit of Seller from a financial institution acceptable to Seller. The amount of the Letter of Credit will be _______________ for the 1996 calendar year until the parties agree to the contrary. Buyer and Seller will negotiate the need for and amount of a letter of credit for 1997 at the time Buyer and Seller are negotiating 1997 Basis pricing.

     Seller may draw on the letter of credit for any of the following reasons:

     a. Buyer does not remit payment for Product that is delivered and the events in Paragraph 7 which would give cause for Seller to suspend delivery occur.

     b. Buyer does not remit any other payment due pursuant to this Agreement.

     c. Buyer's default or breach under this Agreement.

     11. Office. Buyer shall, at its own cost, provide Seller with an office, telephone, and communication hook-ups at Buyer's office for Seller's use. Seller shall use the office and telephone only for business relating to this Agreement.

     12. Taxes. Seller shall pay all taxes, fees, and other charges imposed or assessed by any governmental authority with respect to Product delivered hereunder the taxable incidence of which occurs prior to the transfer of title of Product to Buyer. Buyer shall pay all taxes, fees or other charges imposed or assessed by any governmental authority with respect to Product delivered hereunder, the taxable incidence of which occurs after the transfer of title of Product to Buyer.

     13. Warranty of Title. Seller hereby warrants title to Product sold and delivered by it hereunder and the right of Seller to sell same, and Seller warrants that all Product sold by it is owned by Seller and upon delivery to Buyer shall be free from all liens and adverse claims of any kind. Seller agrees to indemnify Buyer and save it harmless from all suits, actions, damages, costs, expenses and attorney fees arising from or out of all liens and/or adverse claims which are in existence before the title thereto passes to Buyer.

     14. Amendments. This Agreement may be amended, modified, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the amendment, modification, waiver, discharge or termination is sought.

     15. Assiqnment. Seller hereby consents to Buyer's assignment of this Agreement to the United States Department of Energy to secure certain obligations of Buyer to the United States Department of Energy. Seller agrees that the Department of Energy or its designee, without penalty, cost or further consent of Seller shall be entitled to exercise all rights of Buyer subject to all rights of Seller, under this contract. If the Department of Energy or its designee should exercise any such rights, no payments shall be required hereunder to Seller except as required for the continuation of deliveries, for past deliveries for which payment has not yet been remitted, and for damages covered by the letter of credit, and no penalty or additional fee shall be levied upon the Department of Energy or its designee, for the continuation of this contract except for the payments and other obligations of Buyer required by this contract. Other than as set forth above, this Agreement may not be assigned by any party except if Buyer assigns its rights and obligations hereunder to any other entity which in the future may own or operate the Plant.

     16. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     17. Entire Agreement. This Agreement (including the schedules, Appendices and Exhibits hereto and the lists, schedules and documents, delivered pursuant hereto, which are a part hereof) is intended by the parties to and does constitute the entire agreement of the parties with respect to the transactions contemplated by this Agreement. This Agreement supersedes any and all prior understandings, written or oral, between the parties hereto.

     18. Governing Law. This Agreement shall be construed in accordance with and governed under the National Grain and Feed Association Trade Rules. To the extent that those rules do not apply, the Agreement will be construed in accordance with and governed by the laws of the State of Indiana.

     19. Headings. The paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     20. Notices. Notice from one party to another relating to this Agreement shall be deemed effective if made in writing (including telecommunications) and delivered to the recipient's address, telex number or facsimile number set forth under its name by any of the following means: (a) hand delivery, (b) Federal Express, Purolator, Courier or like overnight courier service; or (c) facsimile, telex or other wire transmission with request for assurance of receipt in a manner typical with respect to communications of that type. Notice made in accordance with this section shall be deemed delivered on receipt if delivered by hand or wire transmission, or on the next Business Day after deposit with an overnight courier service if delivered by overnight courier.

          Buyer                                             Seller
          -----                                             ------
New Energy Company of Indiana                       Frick Services, Inc.
Limited Partnership                                 123 Depot Street
3201 West Calvert                                   Wawaka, Indiana 46794
Post Office Box 2289
South Bend, IN 46601-2289
Attn: Nathan P. Kimpel                              Attn: Daniel R. Frick
Fax: (219) 232-1876                                 Fax:  (219) 761-3112

cc:  John H. Parker
Fax: (914) 633-5695

     21. Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns, but nothing herein, express or implied, is intended to or shall confer any rights, remedies or benefits upon any person other than the parties hereto and their successors and permitted assigns.

                                        NEW ENERGY COMPANY OF INDIAN
                                        LIMITED PARTNERSHIP


                                        By: JOHN H. PARKER
                                            ----------------------------------
                                            New Energy Corporation of Indiana
                                            Its: General Partner
                                            By:  John H. Parker
                                            Its: President and Chief
                                                   Operating Officer

                                        FRICK SERVICES, INC.


                                        By: DANIEL R. FRICK
                                            ----------------------------------
                                            Daniel R. Frick
                                            Its Executive Vice President

                                   APPENDIX A

1. Quality Specification on Sale: Following discounts apply. Discounts are cumulative unless Specified "each".

   #2YC    54.0#T.W. 15.0 MSTR 5.0% DMG    3.0% F.M.    0.2% HT DMG

                                                                     DISCOUNT
TEST WEI(GIHT           DISCOUNT       MOISTURE        SHRINK         BUSHEL
- -------------           --------       --------        ------         ------
54.0 AND ABOVE                       15.0%-               0
53.9-53.0                            15.1%- 15.5         .7
52.9-52.0                            16.1 - 16.5        1.4
51.9-51.0                            15.6 - 16.0        2.i
50.9-50.0                            16.1 - 16.5        2.8
49.9-49.0                            16.6 - 17.0        3.5
48.9-48.0 MIN                        17.1 - 17.5


FOREIGN                              ABOVE 17.5 WILL BE REJECTED.
MATERIAL                DISCOUNT     MOISTURE DISCOUNTS ARE FIGURED
- --------                -------        ON WET BUSHELS.
3.0% AND BELOW
3.1-4.0
4.1-5.0
5.1-25.0
MAX-25%


DAMAGE                  DISCOUNT
- ------                  --------
 5.0 AND BELOW
 5.1-10.0
10.1-15.0
25.1-25.0
MAX- 25.0


HEAT DAMAGE             DISCOUNT
- -----------             --------
2/10% AND BELOW
3/10%-2% MAX ON
  ORIGINAL INSPECTION


STONES                  DISCOUNT
- ------                  --------
2/10% MAX ON
  ORIGINAL INSPECTION
MUSTY
SOUR
COFO

                                   APPENDIX A
                                    (Page 2)

Discount Schedule
- -------------------------------------------------------------------------------

     Corn with any of the quality factors listed below will not be acceptable for delivery or application on contract:

              Moisture in excess of 17.5%
              Weevil -- no reinspection. If weevil or infested corn
                        is accidentally unloaded, the charge is ___ cents/bushel.

              Heating
              Stones in excess of 2/10% on original inspection
              Distinctly low quality -- no reinspection
              Hot
              Grain suspected of containing seed corn or seeds
                treated with an unknown chemical
              Aflatoxin -- no reinspection

                                **TREATED GRAIN**

     New Energy does not and will not purchase or accept delivery of any grain suspected of containing seed corn or gain treated with unknown chemical substances.

     Anyone who delivers any seed corn, corn containing any toxin greater than allowable F.D.A. limits for intra or inter state commerce, corn containing more than 10 ppb aflatoxin as confirmed by a "Quick Test" screening method such as the Neogen Agri Screen test and/or grain treated with any unknown substance, will assume the full responsibility for any losses, costs, expenses, and/or liabilities including both real and consequential damages from loss of production that New Energy views as a direct or indirect result of the above mentioned items.

                                   APPENDIX B

                        January   ______________ bushels
                        February  ______________ bushels
                        March     ______________ bushels
                        April     ______________ bushels
                        May       ______________ bushels
                        June      ______________ bushels
                        July      ______________ bushels
                        August    ______________ bushels
                        September ______________ bushels
                        October   ______________ bushels
                        November  ______________ bushels
                        December  ______________ bushels
                        TOTAL     _______________bushels

                INTERNATIONAL BANKING             Norwest Bank Indiana, N.A.
 Norwest        Phone No. (219) 461-6440          Fort Wayne Downtownn Office
 Bank           Fax No.  (219) 461-6495           111 East Wayne Street
 [Logo}         Telex 232427                      Post Office Box 960
                                                  Fort Wayne, Indiana 46801-6600
                                                  219/461-6000

NORWEST BANK INDIANA, NATIONAL ASSOCIATION
INTERNATIONAL BANKING
111 EAST WAYNE STREET
FORT WAYNE, INDIANA 46802-6626
TELEPHONE NO. (219) 461-6440
TELEX NO. 232427

DECEMBER 26, 1995

TO:

FRICK SERVICES, INC.
123 DEPOT
WAWAKA, IN 46794

WE HEREBY OPEN OUR IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER 2144 IN YOUR FAVOR AT THE REQUEST OF AND FOR THE ACCOUNT OF NEW ENERGY COMPANY OF INDIANA LIMITED PARTNERSHIP IN AN AMOUNT OF _______ AVAILABLE FOR PAYMENT AT SITE BY YOUR DRAFT ON OR REQUEST FOR PAYMENT FROM NORWEST BANK INDIANA, NATIONAL ASSOCIATION.

EXPIRES DECEMBER 26, 1996 AT OUR COUNTERS

ALL BANKING CHARGES ARE FOR THE ACCOUNT OF NEW ENERGY COMPANY OF INDIANA LIMITED PARTNERSHIP.

PARTIAL DRAWINGS ARE PERMITTED.

WE HEREBY ENGAGE WITH YOU THAT DRAFTS UNDER THIS CREDIT WILL BE DULY HONORED UPON PRESENTATION. THIS LETTER OF CREDIT SETS FORTH IN FULL THE TERMS OF OUR UNDERTAKING, AND SUCH UNDERTAKING SHALL NOT IN ANY WAY BE MODIFIED, AMENDED, OR AMPLIFIED BY REFERENCE TO ANY INSTRUMENT OF AGREEMENT REFERRED IN WHICH THIS LETTER OF CREDIT IS REFERRED TO OR TO WHICH THIS LETTER OF CREDIT RELATES, AND ANY SUCH REFERENCE SHALL NOT BE DEEMED TO INCORPORATE HEREIN BY REFERENCE ANY INSTRUMENT OR AGREEMENT.

                INTERNATIONAL BANKING             Norwest Bank Indiana, N.A.
 Norwest        Phone No. (219) 461-6440          Fort Wayne Downtownn Office
 Bank           Fax No.  (219) 461-6495           111 East Wyne Street
 [Logo}         Telex 232427                      Post Office Box 960
                                                  Fort Wayne, Indiana 46801-6600
                                                  219/461-6000









OUR LETTER OF CREDIT NO. 2126              PAGE TWO

THIS CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION) INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 500.

DOCUMENTS TO BE DIRECTED TO:
NORWEST BANK INDIANA, NATIONAL ASSOCIATION
INTERNATIONAL BANKING
111 EAST WAYNE STREET
FORT WAYNE, IN 46802-6626



NORWEST BANK INDIANA, NATIONAL ASSOCIATION


KURT E. MATTOX                          JEFFERY B. CLARK
- -------------------------               -----------------------------
Kurt E. Mattox                          Jeffery B. Clark
Vice President                          Assistant Vice President